Exhibit 5.01

September 10, 2012

Agilent Technologies, Inc.
5301 Stevens Creek Boulevard
Santa Clara, California 95051

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by Agilent Technologies, Inc., a Delaware corporation (the "Company"), on or about September 10, 2012 with the United States Securities and Exchange Commission (the "Commission") under Rule 462(e) of the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance and sale, from time to time by the Company of one or more series of its debt securities (the "Debt Securities") issuable pursuant to an indenture (the "Indenture"), dated October 24, 2007, between the Company and U.S. Bank National Association, as trustee (the "Trustee"), with an indeterminate aggregate principal amount of the Debt Securities as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. The Debt Securities may be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (each, a "Prospectus Supplement").

        In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

  (1)
  The Company's Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on July 30, 1999;

  (2)
  The Company's Amended and Restated Bylaws, certified by the Company's Secretary on September 10, 2012;

  (3)
  The Registration Statement, together with the exhibits filed as a part thereof;

  (4)
  The Prospectus prepared in connection with the Registration Statement;

  (5)
  The resolutions of the Board of Directors of the Company (the "Board") adopted at meetings on August 11, 2005 and May 16, 2012, and the resolutions adopted by the Special Finance Committee of the Board on October 24, 2007 and September 10, 2012;

  (6)
  A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated September 5, 2012, stating that the Company is in good standing under the laws of the State of Delaware (the "Certificate of Good Standing");

  (7)
  Telephonic or facsimile notice on September 10, 2012, from the office of the Delaware Secretary of State that the information provided in the Certificate of Good Standing continues to be accurate as of such date (the "Telephonic Bringdown");

  (8)
  The Indenture; and

  (9)
  An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the "Opinion Certificate").

September 10, 2012

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that certificates or instruments representing the Debt Securities will have been properly signed by authorized officers of the Company or their agents, properly authenticated in accordance with the terms of the Indenture and delivered to the intended recipients with the intent that the Company be bound thereby. We have also assumed that the Indenture is, and at the time of execution, authentication, issuance and delivery of the Debt Securities will be, a valid and legally binding obligation of the Trustee.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including, but not limited to, those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

        We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the State of California, (iii) the Delaware General Corporation Law and reported judicial decisions relating thereto, and (iv) solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the existing laws of the State of New York.

        With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing the Telephonic Bringdown, and representations made to us by the Company.

        In connection with our opinion expressed below, we have assumed that, if any Debt Securities are issued, they will only be issued pursuant to the Indenture, that, at the time of the offer, issuance and sale of any Debt Securities, no stop order suspending the Registration Statement's effectiveness will have been issued and remain in effect, and that there will not have occurred any change in law affecting the validity or enforceability of the Debt Securities. We have also assumed that the terms of any Debt Security to be established subsequent to the date hereof, the issuance and delivery of such Debt Security and the compliance by the Company with the terms of such Debt Security will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company. We have also assumed that the Indenture has been validly executed and delivered by the Trustee.

        This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities:

  (a)
  the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors;

September 10, 2012

  (b)
  the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

  (c)
  the effect of laws relating to usury or permissible rates of interest for loans, forebearances or the use of money; and

  (d)
  the effect of provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

        The Company has informed us that the Company intends to issue the Debt Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Debt Securities, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Debt Securities are to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Debt Securities. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time. However, we undertake no responsibility to monitor the Company's future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

        In accordance with Section 95 of the American Law Institute's Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

        Based upon the foregoing, we are of the opinion that when (i) the issuance of the Debt Securities has been duly authorized by appropriate corporate action of the Company, (ii) the form and terms of the Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer's certificate duly authorized by the Board and duly executed by an authorized officer of the Company, and (iii) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and any supplement thereto, and issued, sold and delivered in the manner and for the consideration approved by the Board and stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

        We consent to the use of this opinion as an exhibit to the Registration Statement and the Prospectus and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplement thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

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September 10, 2012

        This opinion is intended solely for use in connection with the issuance and sale of Debt Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you, or any other person or entity, of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,
FENWICK & WEST LLP
By:	/s/ DAVID K. MICHAELS David K. Michaels, a Partner